Exhibit 23.3

CONSENT OF CROWE HORWATH LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cape Bancorp, Inc. on Form S-8 of our report dated March 16, 2009 with respect to the consolidated financial statements of Cape Bancorp, Inc., which report appears in the Annual Report on Form 10-K of Cape Bancorp, Inc. for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Livingston, New Jersey
July 19, 2010